UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BOSTON PROPERTIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

Online Go to www.envisionreports.com/BXP or scan the QR code – login details are located in the shaded bar below.

Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on May 20, 2019.

Notice of 2019 Annual Meeting of Stockholders

Important Notice Regarding the Availability of Proxy Materials for the

Boston Properties, Inc. 2019 Annual Meeting of Stockholders to be Held on May 21, 2019

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the 2019 annual meeting of stockholders of Boston Properties, Inc. are available on the Internet. Follow the instructions below to view the proxy materials and vote online or request a paper or email copy of the proxy materials. The items of business and location of the annual meeting are on the reverse side. Your vote is important.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy statement and annual report to stockholders are available at:

Easy Online Access – View your proxy materials and vote.

Step 1:     Go to www.envisionreports.com/BXP.

Step 2:     Click on Cast Your Vote or Request Materials.

Step 3:     Follow the instructions on the screen to log in.

Step 4:     Make your selections as instructed on each screen for your delivery preferences.

Step 5:     Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials - If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 8, 2019 to facilitate timely delivery.

	2 N O T	C O Y

030A0E

Notice of 2019 Annual Meeting of Stockholders

The 2019 Annual Meeting of Stockholders of Boston Properties, Inc. will be held on Tuesday, May 21, 2019 at 9:00 a.m., Eastern Time, at 599 Lexington Avenue, 16th Floor, New York, NY 10022.

You can access directions to the 2019 Annual Meeting of Stockholders of Boston Properties, Inc. on our website at http://www.bostonproperties.com/proxy.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR all of the nominees for director listed.

1.	To elect the eleven nominees for director named in the proxy statement, each to serve for a one-year term and until their respective successors are duly elected and qualified:

01 - Kelly A. Ayotte

02 - Bruce W. Duncan

03 - Karen E. Dykstra

04 - Carol B. Einiger

05 - Diane J. Hoskins

06 - Joel I. Klein

07 - Douglas T. Linde

08 - Matthew J. Lustig

09 - Owen D. Thomas

10 - David A. Twardock

11 - William H. Walton, III

The Board of Directors recommends that you vote FOR Proposal 2.

2.	To approve, by non-binding, advisory resolution, the Company’s named executive officer compensation.

The Board of Directors recommends that you vote FOR Proposal 3.

3.	To approve the Boston Properties, Inc. Non-Employee Director Compensation Plan.

The Board of Directors recommends that you vote FOR Proposal 4.

4.	To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

5.

In their discretion, the proxies are authorized to vote upon any other matters that are properly brought by or at the direction of the Board of Directors before the Annual Meeting and at any adjournments or postponements thereof.

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.

If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g   Internet - Go to www.envisionreports.com/BXP. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

g   Telephone - Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g   Email - Send an email to investorvote@computershare.com with “Proxy Materials Boston Properties” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 8, 2019.